THIRTIETH AMENDMENT
to the
MASTER SERVICES AGREEMENT
between
CAPITOL SERIES TRUST
and
ULTIMUS FUND SOLUTIONS, LLC

This thirtieth amendment (the “Amendment”) dated as of October 1, 2023, to the Master Services Agreement dated December 21, 2016, as amended (the “Agreement”) is made by and among Capitol Series Trust and Ultimus Fund Solutions, LLC (collectively, the “Parties”).

The Parties desire to amend the Agreement according to the terms and conditions set forth in this Amendment.

In consideration of the Parties’ agreement to amend their obligations in the existing Agreement, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions, and agreements described below:

1. Schedule A to the Agreement hereby is amended as follows:

AMENDED SCHEDULE A

to the

Master Services Agreement between

Capitol Series Trust and

Ultimus Fund Solutions, LLC dated December 21, 2016

as amended October 1, 2023

FUNDS

Fuller & Thaler Behavioral Small-Cap Equity Fund
Fuller & Thaler Behavioral Small-Cap Growth Fund
Fuller & Thaler Behavioral Mid-Cap Value Fund
Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund Fuller & Thaler Behavioral Micro-Cap Equity Fund
Fuller & Thaler Behavioral Mid-Cap Equity Fund
Reynders, McVeigh Core Equity Fund

Alta Quality Growth Fund Guardian Fundamental Global Equity Fund
Guardian Dividend Growth Fund
Canterbury Portfolio Thermostat Fund
Preserver Alternative Opportunities Fund

Capitol Series Trust

Ultimus Master Services Agreement – Thirtieth Amendment

October 1, 2023

The parties duly executed this Amendment as of October 1, 2023.

	Capitol Series Trust		Ultimus Fund Solutions, LLC
By:	/s/ Matthew J. Miller	By:	/s/ Gary Tenkman
Name:	Matthew J. Miller	Name:	Gary Tenkman
Title:	President	Title:	Chief Executive Officer

Capitol Series Trust

Ultimus Master Services Agreement – Thirtieth Amendment

October 1, 2023